Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

Contact:	Donald D. Destino
Executive Vice President
Corporate Development and Investor Relations
Relations
Phone:	310-887-8521

FOR IMMEDIATE RELEASE	April 17, 2018

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FIRST QUARTER 2018

Highlights

•                  Net Earnings of $118.3 Million, or $0.93 Per Diluted Share

•                  Tax Equivalent Net Interest Margin of 5.11%

•                  Nonaccrual Loans and Leases Reduced by $52.1 million, or 33% in Q1’18

•                  Classified Loans and Leases Reduced by $70.4 million, or 25% in Q1’18

•                  Core Deposits at 87% of Total Deposits

•                  New Loan and Lease Production of $788.5 Million

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the first quarter of 2018 of $118.3 million, or $0.93 per diluted share, compared to net earnings for the fourth quarter of 2017 of $84.0 million, or $0.66 per diluted share.  The increase in net earnings from the prior quarter was primarily due to lower noninterest expense, lower income tax expense, higher noninterest income, and a lower provision for credit losses, offset partially by lower net interest income.

Noninterest expense for the first quarter of 2018 was lower due mainly to a decrease in acquisition, integration and reorganization costs of $16.1 million related to the CUB acquisition and integration completed in the fourth quarter of 2017.  Income tax expense for the first quarter of 2018 was lower mainly due to the enactment of the Tax Cuts and Jobs Act which reduced our effective tax rate to 27.7% in the first quarter of 2018 from 40.2% in the fourth quarter of 2017.  Noninterest income for the first quarter of 2018 increased by $11.8 million mainly due to a $9.6 million increase in the gain on sale of securities.  In the first quarter of 2018 we sold certain securities for a net gain of $6.3 million, whereas in the fourth quarter of 2017, we made a tax-related decision to sell certain securities resulting in a net loss of $3.3 million.  Net interest income declined by $6.5 million due mostly to two fewer days in the current quarter and a lower average loan and lease balance.

Matt Wagner, President and CEO, commented, “Our performance in the first quarter was highlighted by significant earnings growth, solid margin expansion, and notable decreases in nonaccrual and classified loans and leases. Our de-risking activities have resulted in lower credit costs, improved credit quality metrics and a reduced reliance on higher-cost deposits and borrowings. Our first quarter results produced a return on assets of 1.99% and a return on tangible equity of 21.08%.”

Mr. Wagner continued, “Our first quarter tax equivalent NIM increased 14 basis points to 5.11%, benefitting from the repricing of variable-rate loans, higher loan fee income and higher recapture of nonaccrual interest.  Our strong first quarter results make us optimistic that 2018 will be another positive year for the Company.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended
	March 31,	December 31,
Financial Highlights	2018	2017	Change
	(Dollars in thousands, except per share data)
Net earnings	$118,276	$84,037	$34,239
Diluted earnings per share	$0.93	$0.66	$0.27
Return on average assets	1.99%	1.34%	0.65
Return on average tangible equity (1)	21.08%	13.75%	7.33

Net interest margin (tax equivalent)	5.11%	4.97%	0.14
Efficiency ratio	41.7%	41.0%	0.7

Total assets	$24,149,330	$24,994,876	$(845,546)
Loans and leases held for investment, net of deferred fees	$16,455,285	$16,972,743	$(517,458)
Noninterest-bearing deposits	$8,232,140	$8,508,044	$(275,904)
Core deposits	$15,661,529	$15,937,012	$(275,483)
Total deposits	$18,078,788	$18,865,536	$(786,748)

Noninterest-bearing deposits as percentage of total deposits	46%	45%	1
Core deposits as percentage of total deposits	87%	85%	2

Equity to assets ratio	20.16%	19.91%	0.25
Tangible common equity ratio (1)	10.43%	10.50%	(0.07)
Book value per share	$38.47	$38.65	$(0.18)
Tangible book value per share (1)	$17.75	$18.24	$(0.49)

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $6.5 million to $256.5 million for the first quarter of 2018 compared to $263.0 million for the fourth quarter of 2017 due mainly to two fewer days in the first quarter and a lower average loan and lease balance.  The loan and lease yield was 6.11% for the first quarter of 2018 compared to 5.89% for the fourth quarter of 2017. The increase in the loan and lease yield was principally due to the repricing of variable-rate loans, higher loan fee income, and higher recapture of nonaccrual interest.

The tax equivalent NIM was 5.11% for the first quarter of 2018 compared to 4.97% for the fourth quarter of 2017.  The increase in the NIM was due mainly to the higher loan yield resulting from the repricing of variable-rate loans and higher loan fee income, which was partially offset by a decrease of six basis points resulting from a smaller tax equivalent adjustment due to the lower statutory federal tax rate.

The cost of average total deposits increased to 0.31% for the first quarter of 2018 from 0.30% for the fourth quarter of 2017.

Noninterest Income

Noninterest income increased by $11.8 million to $38.6 million for the first quarter of 2018 compared to $26.8 million for the fourth quarter of 2017 due mainly to a $9.6 million increase in the gain on sale of securities and a $2.6 million increase in the gain on sale of loans.  During the first quarter of 2018, we sold $299.9 million of securities for a gain of $6.3 million.  These securities were sold primarily for reinvestment in higher quality liquid assets, yield and credit risk purposes. During the fourth quarter of 2017, we made a tax-related decision to sell $172.6 million of securities and recognized a loss of $3.3 million to take advantage of the higher statutory federal tax rate in 2017.   In addition, the gain on sale of loans increased by $2.6 million to $4.6 million for the first quarter of 2018 from $2.0 million for the fourth quarter of 2017. The first quarter of 2018 includes a $2.4 million gain resulting from the sale of our largest nonaccrual loan above our carrying value and $1.3 million related to the settlement of our December 31, 2017 loans held for sale of $481.1 million.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2018	2017	(Decrease)
	(In thousands)
Service charges on deposit accounts	$4,174	$4,574	$(400)
Other commissions and fees	10,265	10,505	(240)
Leased equipment income	9,587	8,258	1,329
Gain on sale of loans and leases	4,569	1,988	2,581
Gain (loss) on sale of securities	6,311	(3,329)	9,640
Other income:
Dividends and realized gains on equity investments	251	342	(91)
Warrant income	248	831	(583)
Other	3,154	3,626	(472)
Total noninterest income	$38,559	$26,795	$11,764

Noninterest Expense

Noninterest expense decreased by $15.5 million to $127.4 million for the first quarter of 2018 compared to $142.9 million for the fourth quarter of 2017 due mostly to a decrease in acquisition, integration and reorganization costs of $16.1 million related to the CUB acquisition.  Other professional services decreased by $1.3 million due mostly to lower legal fees and internal audit costs.  Compensation expense decreased by $1.0 million as the fourth quarter of 2017 included a charge of $2.9 million for separation costs in connection with exiting the origination operations related to general, technology, and healthcare cash flow loans partially offset by an increase in stock compensation expense and a seasonal increase in payroll tax expense.  Intangible asset amortization increased by $1.3 million as a result of a full quarter of expense for the intangible assets related to the CUB acquisition. Other expense increased by $1.1 million due primarily to an increase in Community Reinvestment Act-related and corporate donations.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2018	2017	(Decrease)
	(In thousands)
Compensation	$71,023	$71,986	$(963)
Occupancy	13,223	12,715	508
Data processing	6,659	6,764	(105)
Other professional services	4,439	5,786	(1,347)
Insurance and assessments	5,727	5,384	343
Intangible asset amortization	6,346	5,062	1,284
Leased equipment depreciation	5,375	5,048	327
Foreclosed assets income, net	(122)	(475)	353
Acquisition, integration and reorganization costs	—	16,085	(16,085)
Loan expense	2,271	3,140	(869)
Other	12,454	11,373	1,081
Total noninterest expense	$127,395	$142,868	$(15,473)

Income Taxes

The overall effective income tax rate was 27.7% for the first quarter of 2018 and 40.2% for the fourth quarter of 2017. The effective tax rate for the first quarter of 2018 was lower due to the enactment of the Tax Cuts and Jobs Act, which reduced the federal statutory corporate tax rate to 21% in the first quarter of 2018 from 35% in the fourth quarter of 2017. The effective tax rate for the full year 2018 is estimated to be approximately 28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Loans and leases held for investment, net of deferred fees, decreased by $517.5 million in the first quarter of 2018 to $16.5 billion at March 31, 2018.  The net decrease was driven mainly by payoffs of $974.5 million, paydowns of $936.0 million, and sales of $130.6 million, offset partially by new production of $788.5 million and disbursements of $747.4 million.

The following table presents a roll forward of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended
Loans and Leases	March 31,	December 31,
Held for Investment Roll Forward (1)	2018	2017
	(Dollars in thousands)
Balance, beginning of period	$16,972,743	$15,690,517
New production	788,477	1,556,257
Existing loans and leases:
Payoffs	(974,532)	(728,628)
Paydowns	(936,002)	(812,726)
Disbursements	747,376	723,914
Sales (2)	(130,624)	(1,026,660)
Charge-offs	(12,153)	(24,721)
Transfers to loans held for sale	—	(481,100)
Loans acquired through CUB acquisition	—	2,075,890
Balance, end of period	$16,455,285	$16,972,743

Weighted average rate on new production (3)	5.28%	4.95%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) Sales for the three months ended March 31, 2018 exclude loans held for sale of $481.1 million at December 31, 2017.

(3) The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 30 basis points to loan yields in 2017.

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	March 31,	December 31,	September 30,	March 31,
Loan and Lease Portfolio	2018	2017	2017	2017
	(In thousands)
Real estate mortgage:
Commercial	$5,033,006	$5,385,740	$4,338,933	$4,420,923
Residential	2,521,237	2,466,894	1,850,324	1,554,946
Total real estate mortgage	7,554,243	7,852,634	6,189,257	5,975,869
Real estate construction and land:
Commercial	789,892	769,075	680,950	668,510
Residential	887,110	822,154	568,273	442,051
Total real estate construction and land	1,677,002	1,591,229	1,249,223	1,110,561
Total real estate	9,231,245	9,443,863	7,438,480	7,086,430
Commercial:
Asset-based	2,957,890	2,924,950	2,792,823	2,669,135
Venture capital	1,920,643	2,122,735	1,959,489	1,934,949
Other commercial	1,947,590	2,071,394	3,113,574	3,483,459
Total commercial	6,826,123	7,119,079	7,865,886	8,087,543
Consumer	397,917	409,801	386,151	382,716
Total loans and leases held for investment, net of deferred fees (1)	$16,455,285	$16,972,743	$15,690,517	$15,556,689

Total unfunded loan commitments	$6,352,803	$6,234,061	$5,037,084	$4,497,373

(1) Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31,	December 31,	September 30,	March 31,
Deposit Category	2018	2017	2017	2017
	(Dollars in thousands)
Noninterest-bearing demand deposits	$8,232,140	$8,508,044	$6,911,874	$6,789,808
Interest checking deposits	2,076,152	2,226,885	1,957,485	1,509,902
Money market deposits	4,676,734	4,511,730	3,967,224	3,758,962
Savings deposits	676,503	690,353	694,717	710,401
Total core deposits	15,661,529	15,937,012	13,531,300	12,769,073
Non-core non-maturity deposits	585,399	863,202	1,118,694	1,154,070
Total non-maturity deposits	16,246,928	16,800,214	14,649,994	13,923,143
Time deposits $250,000 and under	1,482,118	1,709,980	1,770,439	1,998,597
Time deposits over $250,000	349,742	355,342	352,812	409,268
Total time deposits	1,831,860	2,065,322	2,123,251	2,407,865
Total deposits	$18,078,788	$18,865,536	$16,773,245	$16,331,008

Noninterest-bearing demand deposits as percentage of total deposits	46%	45%	41%	42%
Core deposits as percentage of total deposits	87%	85%	81%	78%

At March 31, 2018, core deposits totaled $15.7 billion, or 87% of total deposits, including $8.2 billion of noninterest-bearing demand deposits, or 46% of total deposits.  The proceeds from the cash flow loan sale in the fourth quarter of 2017 allowed us to improve our funding mix by reducing our balances of non-core non-maturity deposits and time deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at March 31, 2018 were $2.1 billion, of which $1.6 billion was managed by S1AM.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $4.0 million was recorded in the first quarter of 2018 compared to $6.4 million in the fourth quarter of 2017.  The lower provision for the first quarter of 2018 was due mainly to lower period-end loan and lease balances and recoveries of $7.2 million. The allowance for credit losses to loans and leases held for investment coverage ratio increased to 1.01% at March 31, 2018 from 0.95% at December 31, 2017.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended March 31, 2018
	Total
Allowance for Credit	Loans and	Unfunded
Losses Rollforward	Leases	Commitments	Total
	(In thousands)
Beginning balance	$139,456	$28,635	$168,091
Charge-offs	(12,153)	—	(12,153)
Recoveries	7,198	—	7,198
Net charge-offs	(4,955)	—	(4,955)
Provision	(226)	4,226	4,000
Ending balance	$134,275	$32,861	$167,136

	Three Months Ended December 31, 2017
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)
Beginning balance	$152,770	$20,809	$173,579	$6,836	$180,415
Charge-offs	(24,335)	—	(24,335)	(386)	(24,721)
Recoveries	1,577	—	1,577	88	1,665
Net charge-offs	(22,758)	—	(22,758)	(298)	(23,056)
Provision	3,000	3,500	6,500	(94)	6,406
Fair value of acquired reserve for unfunded commitments	—	4,326	4,326	—	4,326
Ending balance	$133,012	$28,635	$161,647	$6,444	$168,091

Gross charge-offs for the first quarter of 2018 were $12.2 million and included $6.8 million for other commercial loans and $2.3 million for venture capital loans, while gross charge-offs for the fourth quarter of 2017 were $24.7 million and included $20.1 million for venture capital loans. Recoveries in the first quarter of 2018 were $7.2 million and included $4.6 million for venture capital loans, the largest of which was a $4.0 million recovery on a venture capital loan partially charged off in the fourth quarter of 2017.

The annualized ratio of net charge-offs to average loans was 0.12% for the first quarter of 2018 and 0.52% for the fourth quarter of 2017.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,	Increase
Credit Quality Metrics (1)	2018	2017	(Decrease)
	(Dollars in thousands)
Nonaccrual loans and leases held for investment (2)(3)	$103,725	$155,784	$(52,059)
Performing troubled debt restructured loans held for investment	60,173	56,838	3,335
Total impaired loans and leases	$163,898	$212,622	$(48,724)

Classified loans and leases held for investment (2)	$208,042	$278,405	$(70,363)
Allowance for credit losses	$167,136	$161,647	$5,489
Provision for credit losses (for the quarter)	$4,000	$6,500	$(2,500)
Net charge-offs (for the quarter)	$4,955	$22,758	$(17,803)
Net charge-offs to average loans and leases (for the quarter)	0.12%	0.52%
Allowance for credit losses to loans and leases held for investment	1.01%	0.95%
Allowance for credit losses to nonaccrual loans and leases held for investment	161.1%	103.8%
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.63%	0.92%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.64%	0.93%
Classified loans and leases held for investment to loans and leases held for investment	1.26%	1.64%

(1) Amounts and ratios related to March 31, 2018 are for total loans and leases.

Amounts and ratios related to December 31, 2017 are for Non-PCI loans and leases.

(2 Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017.

(3) Nonaccrual loans include guaranteed amounts of $13.4 million and $11.6 million at March 31, 2018 and December 31, 2017.

In prior periods, our credit quality disclosures were only for Non-PCI loans. As our PCI loan portfolio reduced to less than 0.4% of total loans as of the end of 2017, beginning in 2018 the credit quality disclosures reflect our entire loan portfolio.

Nonaccrual loans and leases decreased by $52.1 million in the first quarter primarily due to the sale of our largest nonaccrual loan, a $44.6 million healthcare real estate loan. Classified loans and leases decreased by $70.3 million in the first quarter primarily due to the sale of the $44.6 million nonaccrual loan, the sale of a $9.8 million cash flow loan, and an $18.2 million decrease in classified venture capital loans.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases (1)				Accruing and
	March 31, 2018		December 31, 2017		30-89 Days Past Due (1)
		% of		% of	March 31,	December 31,
		Loan		Loan	2018	2017
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$19,116	0.4%	$65,563	1.2%	$23,505	$27,234
Residential	5,225	0.2%	3,350	0.1%	708	6,629
Total real estate mortgage	24,341	0.3%	68,913	0.9%	24,213	33,863
Real estate construction and land:
Commercial	—	0.0%	—	0.0%	—	—
Residential	—	0.0%	—	0.0%	2,605	2,081
Total real estate construction and land	—	0.0%	—	0.0%	2,605	2,081
Commercial:
Asset-based	32,838	1.1%	33,553	1.1%	—	344
Venture capital	21,861	1.1%	29,424	1.4%	—	5,959
Other commercial	24,434	1.3%	23,874	1.2%	663	2,436
Total commercial	79,133	1.2%	86,851	1.2%	663	8,739
Consumer	251	0.1%	20	0.0%	1,000	562
Total held for investment (2)	$103,725	0.6%	$155,784	0.9%	$28,481	$45,245

(1) Amounts and ratios related to March 31, 2018 are for total loans and leases.

Amounts and ratios related to December 31, 2017 are for Non-PCI loans and leases.

(2) Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017.

The following table presents nonperforming assets as of the dates indicated:

	March 31,	December 31,	Increase
Nonperforming Assets	2018	2017	(Decrease)
	(Dollars in thousands)
Nonaccrual loans and leases	$103,725	$157,545	$(53,820)
Accruing loan contractually past due 90 days or more	500	—	500
Foreclosed assets, net	1,236	1,329	(93)
Total nonperforming assets	$105,461	$158,874	$(53,413)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.63%	0.92%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.64%	0.93%

(1) Excludes loans held for sale carried at lower of cost or fair value at December 31, 2017.

STOCK REPURCHASE PROGRAM

During the first quarter of 2018, the Company amended its existing stock repurchase program to increase the authorized repurchase amount from $150 million to $350 million and extend the program maturity to February 28, 2019.  During the first quarter of 2018, we repurchased 2,285,855 shares at an average price of $52.41 and a total cost of $119.8 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with approximately $24 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 75 full-service branches located throughout the state of California and one branch in Durham, North Carolina. We provide commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  We offer additional products and services through our CapitalSource and Square 1 Bank divisions. Our CapitalSource Division provides asset-based, equipment, real estate, and security cash flow loans and treasury management services to established middle market businesses on a national basis.  Our Square 1 Bank Division offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results and metrics and including statements about our expectations regarding our future effective tax rate. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. These risks and uncertainties include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; the impact of changes in interest rates or levels of market activity, especially on our loan and investment portfolios; deterioration, weaker than expected improvement, or other changes in the state of the economy or the markets in which we conduct business (including the state of real estate markets, debt markets and stock markets); changes in credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and leases losses; our ability to attract deposits and other sources of funding or liquidity; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the costs and effects of legal, compliance and regulatory actions, changes and developments, including the impact of adverse judgments or settlements in litigation, the initiation and resolution of regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations or reviews; the Company’s ability to complete future acquisitions and to successfully integrate such acquired entities or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected timeframes or at all; the impact of the Tax Cuts and Jobs Act on our future effective tax rate and our success at managing the risks involved in the foregoing items and all other factors set forth in the Company’s public reports, including the Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document.

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,
	2018	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$235,061	$233,215
Interest-earning deposits in financial institutions	312,735	165,222
Total cash and cash equivalents	547,796	398,437

Securities available-for-sale, at estimated fair value	3,802,967	3,774,431
Federal Home Loan Bank stock, at cost	17,250	20,790
Total investment securities	3,820,217	3,795,221

Loans held for sale	—	481,100

Gross loans and leases held for investment	16,516,627	17,032,221
Deferred fees, net	(61,342)	(59,478)
Loans and leases held for investment, net of deferred fees	16,455,285	16,972,743
Allowance for loan and lease losses	(134,275)	(139,456)
Total loans and leases held for investment, net	16,321,010	16,833,287

Equipment leased to others under operating leases	280,648	284,631
Premises and equipment, net	33,686	31,852
Foreclosed assets, net	1,236	1,329
Deferred tax asset, net	12,584	—
Goodwill	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	73,280	79,626
Other assets	510,203	540,723
Total assets	$24,149,330	$24,994,876

LIABILITIES:
Noninterest-bearing deposits	$8,232,140	$8,508,044
Interest-bearing deposits	9,846,648	10,357,492
Total deposits	18,078,788	18,865,536
Borrowings	575,284	467,342
Subordinated debentures	452,223	462,437
Accrued interest payable and other liabilities	175,545	221,963
Total liabilities	19,281,840	20,017,278
STOCKHOLDERS’ EQUITY (1)	4,867,490	4,977,598
Total liabilities and stockholders’ equity	$24,149,330	$24,994,876

Book value per share	$38.47	$38.65
Tangible book value per share (2)	$17.75	$18.24
Shares outstanding	126,537,871	128,782,878

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(11,936)	$31,171
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$251,085	$258,309	$224,178
Investment securities	26,138	25,712	23,039
Deposits in financial institutions	552	576	192
Total interest income	277,775	284,597	247,409

Interest expense:
Deposits	13,818	14,041	8,377
Borrowings	920	1,366	1,018
Subordinated debentures	6,537	6,234	5,562
Total interest expense	21,275	21,641	14,957

Net interest income	256,500	262,956	232,452
Provision for credit losses	4,000	6,406	24,728
Net interest income after provision for credit losses	252,500	256,550	207,724

Noninterest income:
Service charges on deposit accounts	4,174	4,574	3,758
Other commissions and fees	10,265	10,505	10,390
Leased equipment income	9,587	8,258	9,475
Gain on sale of loans and leases	4,569	1,988	712
Gain (loss) on sale of securities	6,311	(3,329)	(99)
Other income	3,653	4,799	10,878
Total noninterest income	38,559	26,795	35,114

Noninterest expense:
Compensation	71,023	71,986	64,880
Occupancy	13,223	12,715	11,608
Data processing	6,659	6,764	7,015
Other professional services	4,439	5,786	3,378
Insurance and assessments	5,727	5,384	4,791
Intangible asset amortization	6,346	5,062	3,064
Leased equipment depreciation	5,375	5,048	5,625
Foreclosed assets (income) expense, net	(122)	(475)	143
Acquisition, integration and reorganization costs	—	16,085	500
Loan expense	2,271	3,140	3,387
Other expense	12,454	11,373	12,153
Total noninterest expense	127,395	142,868	116,544

Earnings before income taxes	163,664	140,477	126,294
Income tax expense	(45,388)	(56,440)	(47,626)
Net earnings	$118,276	$84,037	$78,668

Basic and diluted earnings per share	$0.93	$0.66	$0.65

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$118,276	$84,037	$78,668
Less: earnings allocated to unvested restricted stock (1)	(1,115)	(951)	(999)
Net earnings allocated to common shares	$117,161	$83,086	$77,669

Weighted-average basic shares and unvested restricted stock outstanding	127,487	127,971	121,346
Less: weighted-average unvested restricted stock outstanding	(1,413)	(1,440)	(1,503)
Weighted-average basic shares outstanding	126,074	126,531	119,843

Basic earnings per share	$0.93	$0.66	$0.65

Diluted Earnings Per Share:
Net earnings allocated to common shares	$117,161	$83,086	$77,669

Weighted-average basic shares outstanding	126,074	126,531	119,843

Diluted earnings per share	$0.93	$0.66	$0.65

(1) Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)	$16,682,124	$251,260	6.11%	$17,426,873	$258,586	5.89%	$15,297,044	$224,178	5.94%
Investment securities (2)	3,682,138	27,935	3.08%	3,807,928	30,709	3.20%	3,257,448	27,822	3.46%
Deposits in financial institutions	150,674	552	1.49%	179,379	576	1.27%	100,751	192	0.77%
Total interest-earning assets	20,514,936	279,747	5.53%	21,414,180	289,871	5.37%	18,655,243	252,192	5.48%
Other assets	3,556,212			3,375,656			2,990,291
Total assets	$24,071,148			$24,789,836			$21,645,534

Liabilities and Stockholders’ Equity:
Interest checking	$2,311,988	3,050	0.54%	$2,340,166	2,891	0.49%	$1,505,439	1,167	0.31%
Money market	5,038,119	6,812	0.55%	5,415,630	7,214	0.53%	4,866,720	4,410	0.37%
Savings	685,173	258	0.15%	702,023	279	0.16%	711,529	298	0.17%
Time	1,923,963	3,698	0.78%	2,120,749	3,657	0.68%	2,246,547	2,502	0.45%
Total interest-bearing deposits	9,959,243	13,818	0.56%	10,578,568	14,041	0.53%	9,330,235	8,377	0.36%
Borrowings	239,293	920	1.56%	445,106	1,366	1.22%	596,903	1,018	0.69%
Subordinated debentures	461,648	6,537	5.74%	458,269	6,234	5.40%	441,521	5,562	5.11%
Total interest-bearing liabilities	10,660,184	21,275	0.81%	11,481,943	21,641	0.75%	10,368,659	14,957	0.59%
Noninterest-bearing demand deposits	8,311,104			8,190,134			6,595,346
Other liabilities	198,653			197,261			177,854
Total liabilities	19,169,941			19,869,338			17,141,859
Stockholders’ equity	4,901,207			4,920,498			4,503,675
Total liabilities and stockholders’ equity	$24,071,148			$24,789,836			$21,645,534
Net interest income (3)		$258,472			$268,230			$237,235
Net interest spread (3)			4.72%			4.62%			4.89%
Net interest margin (3)			5.11%			4.97%			5.16%

Total deposits (4)	$18,270,347	$13,818	0.31%	$18,768,702	$14,041	0.30%	$15,925,581	$8,377	0.21%
Funding sources (5)	$18,971,288	$21,275	0.45%	$19,672,077	$21,641	0.44%	$16,964,005	$14,957	0.36%

(1) Starting with the third quarter of 2017, includes tax-equivalent adjustments related to tax-exempt interest on loans.

(2) Includes tax-equivalent adjustments of $1.8 million, $5.0 million, and $4.8 million for the three months ended March 31, 2018, December 31, 2017, and March 31, 2017 related to tax-exempt income on municipal securities.  The federal statutory tax-rate utilized was 21% for the 2018 period and 35% for the 2017 periods.

(3) Tax equivalent.

(4) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(5) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$235,061	$233,215	$147,579	$180,330	$184,608
Interest-earning deposits in financial institutions	312,735	165,222	122,439	107,150	111,892
Total cash and cash equivalents	547,796	398,437	270,018	287,480	296,500

Securities available-for-sale	3,802,967	3,774,431	3,532,230	3,474,560	3,336,992
Federal Home Loan Bank stock	17,250	20,790	17,250	22,059	17,901
Total investment securities	3,820,217	3,795,221	3,549,480	3,496,619	3,354,893

Loans held for sale	—	481,100	—	175,158	—

Gross loans and leases held for investment	16,516,627	17,032,221	15,756,285	15,609,180	15,622,871
Deferred fees, net	(61,342)	(59,478)	(65,768)	(65,723)	(66,182)
Loans and leases held for investment, net of deferred fees	16,455,285	16,972,743	15,690,517	15,543,457	15,556,689
Allowance for loan and lease losses	(134,275)	(139,456)	(159,606)	(145,958)	(161,307)
Total loans and leases held for investment, net	16,321,010	16,833,287	15,530,911	15,397,499	15,395,382

Equipment leased to others under operating leases	280,648	284,631	233,866	203,212	224,580
Premises and equipment, net	33,686	31,852	28,910	29,108	28,908
Foreclosed assets, net	1,236	1,329	11,630	13,278	12,842
Deferred tax asset, net	12,584	—	65,321	70,354	88,765
Goodwill	2,548,670	2,548,670	2,173,949	2,173,949	2,173,949
Core deposit and customer relationship intangibles, net	73,280	79,626	27,188	30,237	33,302
Other assets	510,203	540,723	351,659	369,983	318,133
Total assets	$24,149,330	$24,994,876	$22,242,932	$22,246,877	$21,927,254

LIABILITIES:
Noninterest-bearing deposits	$8,232,140	$8,508,044	$6,911,874	$6,701,039	$6,789,808
Interest-bearing deposits	9,846,648	10,357,492	9,861,371	10,173,938	9,541,200
Total deposits	18,078,788	18,865,536	16,773,245	16,874,977	16,331,008
Borrowings	575,284	467,342	250,399	217,454	460,609
Subordinated debentures	452,223	462,437	448,126	445,743	442,516
Accrued interest payable and other liabilities	175,545	221,963	160,494	148,798	185,015
Total liabilities	19,281,840	20,017,278	17,632,264	17,686,972	17,419,148
STOCKHOLDERS’ EQUITY (1)	4,867,490	4,977,598	4,610,668	4,559,905	4,508,106
Total liabilities and stockholders’ equity	$24,149,330	$24,994,876	$22,242,932	$22,246,877	$21,927,254

Book value per share	$38.47	$38.65	$37.96	$37.55	$37.13
Tangible book value per share (2)	$17.75	$18.24	$19.84	$19.40	$18.95
Shares outstanding	126,537,871	128,782,878	121,449,794	121,448,321	121,408,133

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(11,936)	$31,171	$33,613	$29,729	$12,718
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$251,085	$258,309	$235,666	$234,618	$224,178
Investment securities	26,138	25,712	24,762	24,689	23,039
Deposits in financial institutions	552	576	538	237	192
Total interest income	277,775	284,597	260,966	259,544	247,409

Interest expense:
Deposits	13,818	14,041	13,071	10,205	8,377
Borrowings	920	1,366	188	1,066	1,018
Subordinated debentures	6,537	6,234	6,017	5,800	5,562
Total interest expense	21,275	21,641	19,276	17,071	14,957

Net interest income	256,500	262,956	241,690	242,473	232,452
Provision for credit losses	4,000	6,406	15,119	11,499	24,728
Net interest income after provision for credit losses	252,500	256,550	226,571	230,974	207,724

Noninterest income:
Service charges on deposit accounts	4,174	4,574	3,465	3,510	3,758
Other commissions and fees	10,265	10,505	9,944	10,583	10,390
Leased equipment income	9,587	8,258	8,332	11,635	9,475
Gain on sale of loans and leases	4,569	1,988	2,848	649	712
Gain (loss) on sale of securities	6,311	(3,329)	1,236	1,651	(99)
Other income	3,653	4,799	5,557	7,254	10,878
Total noninterest income	38,559	26,795	31,382	35,282	35,114

Noninterest expense:
Compensation	71,023	71,986	64,413	65,288	64,880
Occupancy	13,223	12,715	12,729	11,811	11,608
Data processing	6,659	6,764	6,459	6,337	7,015
Other professional services	4,439	5,786	4,213	3,976	3,378
Insurance and assessments	5,727	5,384	4,702	4,856	4,791
Intangible asset amortization	6,346	5,062	3,049	3,065	3,064
Leased equipment depreciation	5,375	5,048	4,862	5,232	5,625
Foreclosed assets (income) expense, net	(122)	(475)	2,191	(157)	143
Acquisition, integration and reorganization costs	—	16,085	1,450	1,700	500
Loan expense	2,271	3,140	3,421	3,884	3,387
Other expense	12,454	11,373	11,053	11,715	12,153
Total noninterest expense	127,395	142,868	118,542	117,707	116,544

Earnings before income taxes	163,664	140,477	139,411	148,549	126,294
Income tax expense	(45,388)	(56,440)	(37,945)	(54,902)	(47,626)
Net earnings	$118,276	$84,037	$101,466	$93,647	$78,668

Basic and diluted earnings per share	$0.93	$0.66	$0.84	$0.77	$0.65

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.99%	1.34%	1.82%	1.71%	1.47%
Return on average equity (1)	9.79%	6.78%	8.77%	8.26%	7.08%
Return on average tangible equity (1)(2)	21.08%	13.75%	16.85%	16.06%	13.90%

Yield on average loans and leases (1)(3)	6.11%	5.89%	6.01%	6.07%	5.94%
Yield on average interest-earning assets (1)(4)	5.53%	5.37%	5.48%	5.57%	5.48%
Cost of average total deposits (1)	0.31%	0.30%	0.31%	0.25%	0.21%
Cost of average time deposits (1)	0.78%	0.68%	0.62%	0.55%	0.45%
Cost of average interest-bearing liabilities (1)	0.81%	0.75%	0.73%	0.65%	0.59%
Cost of average funding sources (1)	0.45%	0.44%	0.44%	0.40%	0.36%
Net interest spread (1)(4)	4.72%	4.62%	4.75%	4.92%	4.89%
Net interest margin (1)(4)	5.11%	4.97%	5.08%	5.21%	5.16%

Efficiency ratio	41.7%	41.0%	40.4%	40.3%	41.4%
Noninterest expense as a percentage of average assets (1)	2.15%	2.29%	2.12%	2.15%	2.18%

Average Balances:
Loans and leases, net of deferred fees	$16,682,124	$17,426,873	$15,575,030	$15,497,921	$15,297,044
Interest-earning assets	20,514,936	21,414,180	19,257,441	19,030,793	18,655,243
Total assets	24,071,148	24,789,836	22,137,874	21,936,602	21,645,534
Noninterest-bearing deposits	8,311,104	8,190,134	6,858,816	6,646,349	6,595,346
Interest-bearing deposits	9,959,243	10,578,568	10,024,554	9,692,352	9,330,235
Total deposits	18,270,347	18,768,702	16,883,370	16,338,701	15,925,581
Borrowings and subordinated debentures	700,941	903,375	508,083	901,530	1,038,424
Interest-bearing liabilities	10,660,184	11,481,943	10,532,637	10,593,882	10,368,659
Funding sources	18,971,288	19,672,077	17,391,453	17,240,231	16,964,005
Stockholders’ equity	4,901,207	4,920,498	4,592,489	4,545,276	4,503,675

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent starting with the third quarter of 2017.

(4) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
	(Dollars in thousands)
Credit Quality Ratios (1):
Allowance for credit losses to loans and leases held for investment	1.01%	0.95%	1.11%	1.02%	1.08%
Allowance for credit losses to nonaccrual loans and leases held for investment	161.1%	103.8%	110.1%	92.2%	96.9%
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.63%	0.92%	1.00%	1.11%	1.11%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.64%	0.93%	1.08%	1.20%	1.20%
Nonperforming assets to total assets	0.44%	0.63%	0.76%	0.84%	0.85%
Trailing twelve month net charge-offs to average loans and leases held for investment	0.31%	0.40%	0.35%	0.37%	0.24%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (2)	10.66%	10.66%	12.02%	11.90%	11.87%
Common equity tier 1 capital ratio (2)	11.16%	10.91%	12.52%	12.28%	12.31%
Tier 1 capital ratio (2)	11.16%	10.91%	12.52%	12.28%	12.31%
Total capital ratio (2)	14.12%	13.75%	15.74%	15.42%	15.56%
Risk-weighted assets (2)	$20,523,160	$21,657,591	$19,086,798	$19,084,823	$18,732,723

Equity to assets ratio	20.16%	19.91%	20.73%	20.50%	20.56%
Tangible common equity ratio (3)	10.43%	10.50%	12.02%	11.75%	11.67%
Book value per share	$38.47	$38.65	$37.96	$37.55	$37.13
Tangible book value per share (3)	$17.75	$18.24	$19.84	$19.40	$18.95

Pacific Western Bank Capital:
Tier 1 leverage ratio (2)	11.33%	11.75%	11.46%	11.41%	11.36%
Common equity tier 1 capital ratio (2)	11.86%	11.91%	11.95%	11.79%	11.79%
Tier 1 capital ratio (2)	11.86%	11.91%	11.95%	11.79%	11.79%
Total capital ratio (2)	12.67%	12.69%	12.89%	12.66%	12.74%

(1) Ratios related to March 31, 2018 are for total loans and leases.  Ratios related to prior periods are for Non-PCI loans and leases.

(2) Capital information for March 31, 2018 is preliminary.

(3) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended
	March 31,	December 31,	March 31,
Return on Average Tangible Equity	2018	2017	2017
	(Dollars in thousands)
Net earnings	$118,276	$84,037	$78,668

Average stockholders’ equity	$4,901,207	$4,920,498	$4,503,675
Less: Average intangible assets	2,625,593	2,495,876	2,209,112
Average tangible common equity	$2,275,614	$2,424,622	$2,294,563

Return on average equity (1)	9.79%	6.78%	7.08%
Return on average tangible equity (2)	21.08%	13.75%	13.90%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	March 31,	December 31,	September 30,	June 30,	March 31,
Tangible Book Value Per Share	2018	2017	2017	2017	2017
	(Dollars in thousands, except per share data)
Stockholders’ equity	$4,867,490	$4,977,598	$4,610,668	$4,559,905	$4,508,106
Less: Intangible assets	2,621,950	2,628,296	2,201,137	2,204,186	2,207,251
Tangible common equity	$2,245,540	$2,349,302	$2,409,531	$2,355,719	$2,300,855

Total assets	$24,149,330	$24,994,876	$22,242,932	$22,246,877	$21,927,254
Less: Intangible assets	2,621,950	2,628,296	2,201,137	2,204,186	2,207,251
Tangible assets	$21,527,380	$22,366,580	$20,041,795	$20,042,691	$19,720,003

Equity to assets ratio	20.16%	19.91%	20.73%	20.50%	20.56%
Tangible common equity ratio (1)	10.43%	10.50%	12.02%	11.75%	11.67%

Book value per share	$38.47	$38.65	$37.96	$37.55	$37.13
Tangible book value per share (2)	$17.75	$18.24	$19.84	$19.40	$18.95
Shares outstanding	126,537,871	128,782,878	121,449,794	121,448,321	121,408,133

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.